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As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Registrant's previously filed Registration Statement Nos. 33-50756, 33-28250 and 33-58723 on
Form S-8 and Registration Statement No. 333-46093 on Form S-3.

                    ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 12, 1998